Exhibit 107

Calculation of Filing Fee Tables

Form S-1/A
(Form Type)

Momentus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock (4)	457(o)	—	—	$10,005,000	0.00015310	$1,531.77
Fees to be Paid	Equity	Pre-funded warrants (4)(5)	457(g)	—	—	Included above	—	—
Fees to be Paid	Equity	Common stock issuable upon exercise of pre-funded warrants (4)	457(o)	—	—	Included above	—	—
Fees to be Paid	Equity	Warrants (5)	457(g)	—	—	—	—	—
Fees to be Paid	Equity	Placement agent warrants (5)	457(g)	—	—	—	—	—
Fees to be Paid	Equity	Common stock issuable upon exercise of warrants	457(o)	—	—	$10,005,000	0.00015310	$1,531.77
Fees to be Paid	Equity	Common stock issuable upon exercise of placement agent warrants	457(o)	—	—	$550,275	0.00015310	$84.25

	Total Offering Amounts					$20,560,275		$3,147.79

	Total Fee Previously Paid							—

	Total Fee Offsets							$3,147.79 (6)

	Net Fee Due							$—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims		Form S-1	333- 283539	December 2, 2024		$3,147.79	Equity	Class A common stock, $0.00001 par value per share	N/A	$41,218,158.07	—

Fee-Offset Sources	Momentus, Inc.	Form S-1	333- 283539		December 2, 2024	—	—	—	—	—	$3,147.79

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(3)	Includes the price of additional shares of common stock that may be issued upon exercise of the over-allotment option granted to the underwriters to cover over-allotments, if any.

(4)
The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $8,000,000.

(5)	No fee pursuant to Rule 457(g) of the Securities Act.

(6)
The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on December 2, 2024 (File No. 333-283539), as amended, which was declared effective on December 17, 2024 (the “Initial Registration Statement”), that registered an aggregate of $46,218,158.07 of securities to be offered by the Registrant, for which the Registrant paid a filing fee of $7,076.00. On December 18, 2024, the Registrant completed a primary offering of $5,000,000 of its securities registered under the Initial Registration Statement and $41,218,158.07 of the securities remain unsold, leaving $5,530.58 in previously paid fees available for future offset. The Registrant filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on December 11, 2024 (File No. 333-283727), as amended, which was declared effective on January 2, 2025 (the “Subsequent Registration Statement”). In connection with the filing of the Subsequent Registration Statement, $122.24 of the fees available for offset were used towards the filing fee of the Subsequent Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $3,147.79 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly no registration fee of is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.